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                                                                  Attachment 77B

                            REPORT OF INDEPENDENT AUDITORS
                                 ON INTERNAL CONTROL


Board of Managers and Contract Owners
Franklin Life Money Market Variable Annuity Fund C

In planning and performing our audit of the financial statements and the table of per-unit income and changes in accumulation unit value of Franklin Life Money Market Variable Annuity Fund C for the year ended December 31, 1996, we considered its internal control, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and the table of per-unit income and changes in accumulation unit value and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of Franklin Life Money Market Variable Annuity Fund C is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control policies and procedures. Two of the objectives of internal control are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of them to future periods is subject to the risk that they may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements and the table of per-unit income and changes in accumulation unit value being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1996.

This report is intended solely for the information and use of management and the Securities and Exchange Commission and should not be used for any other purpose.


                                                 /s/ Ernst & Young LLP


January 31, 1997